[LETTERHEAD OF ROSENBERG RICH BAKER BERMAN & CO.]



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS







As independent public accountants, we hereby consent to the incorporation by reference in the registration statement on Form S-3, registration numbers 33-86042, 33-65047 and 333-07781 of our report dated July 30, 1996 included in Continental Waste Industries, Inc.'s Form 8-KA for the years ended December 31, 1995 and March 31, 1996 and to all references to our firm included in or made a part of this registration statement.





ROSENBERG RICH BAKER BERMAN & CO.


Bridgewater, New Jersey

August 9, 1996